UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 2, 2015

Dendreon Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35546	22-3203193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Union Street, Suite 4900, Seattle, Washington		98101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (206) 256-4545

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.

The disclosure under Item 7.01 of this report is incorporated herein by reference.

Item 3.03. Material Modifications to Rights of Security Holders.

The disclosure under Item 7.01 of this report is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

As previously announced, on November 10, 2014, Dendreon Corporation (the “Company”) and its wholly owned subsidiaries, Dendreon Holdings, LLC, Dendreon Distribution, LLC and Dendreon Manufacturing, LLC (collectively, together with the Company, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

On November 9, 2014, as previously disclosed, the Debtors and (i) certain holders representing approximately 47.8% and (ii) certain other holders representing approximately 35.9% (collectively, the “Supporting Noteholders”) of the outstanding principal amount of the Company’s 2.875% Convertible Senior Notes due 2016 (the “2016 Notes”) entered into two separate Plan Support Agreements, which were amended and restated on December 15, 2015 (the “PSAs”). Under the terms of the PSAs, the parties agreed to work to effectuate a restructuring of the Debtors’ obligations pursuant to a stand-alone plan of reorganization in Chapter 11 under which holders of the 2016 Notes would receive new shares of common stock in the reorganized Company, subject to the outcome of the competitive process contemplated in the PSAs. On February 19, 2015, the Debtors, Valeant Pharmaceuticals International, Inc. (“Valeant”) and Drone Acquisition Sub Inc., a wholly-owned direct subsidiary of Valeant (the “Purchaser”), entered into a second amended and restated acquisition agreement pursuant to which the Purchaser agreed to acquire substantially all of the assets (including $80 million in cash of the Debtors) and certain liabilities of the Debtors (the “Sale Transaction”) for an aggregate purchase price of $495 million. On February 23, 2015, the Company completed the Sale Transaction.

As previously disclosed, on March 10, 2015, the Debtors filed with the Bankruptcy Court (1) a proposed plan of liquidation for the resolution of the outstanding claims against and interests in the Debtors pursuant to section 1121(a) of the Bankruptcy Code and (2) a related proposed disclosure statement. On April 14, 2015, the Bankruptcy Court entered an order approving a modified version of the previously filed disclosure statement (the “Disclosure Statement”), which included, as an exhibit, a modified version of the previously filed proposed plan of liquidation. Upon the Bankruptcy Court’s entry of the order approving the Disclosure Statement, the Debtors began the solicitation process for the proposed plan of liquidation. On May 14, 2015, the Debtors filed a further modified version of the proposed plan of liquidation (the “Proposed Plan”) with the Bankruptcy Court. On June 2, 2015, the Bankruptcy Court confirmed the Proposed Plan, as subsequently amended and supplemented (the “Plan”), in a Confirmation Order (the “Confirmation Order”).

The following is a summary of the material terms of the Plan, as confirmed by the Bankruptcy Court. This summary is qualified in its entirety by reference to the Plan. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

The Plan generally provides for the payment in full, in cash, to holders of Allowed Administrative Claims and Allowed Priority Tax Claims (Unclassified Claims), Allowed Priority Non-Tax Claims (Class 1) and Allowed Secured Claims (Class 2). Further, the Plan provides that holders of Allowed Class 3 2016 Noteholder Claims will receive their pro rata shares of (i) Valeant common shares having an aggregate value of $49,500,000 as of the close of market on the trading day immediately prior to the effective date of the Plan (the “Effective Date”), which shall be distributed immediately upon the occurrence of the Effective Date and (ii) Available Cash in the amount necessary to provide such holders their pro rata shares of Total Distributable Value to holders of Class 3 Claims and Class 4 Claims. Moreover, the Plan provides that holders of Allowed Class 4 General Unsecured Claims shall receive their pro rata shares of Total Distributable Value available to holders of Class 3 Claims and Class 4 Claims, solely in the form of Available Cash. Each Holder of an Allowed Class 3 or Class 4 Claim shall not receive more than 100% of the amount of such Allowed Claim plus accrued but unpaid postpetition interest payable under the Plan, such interest only to be payable if Total Distributable Value exceeds the aggregate amount of all Allowed Claims in Classes 3 and 4 without regard to payment of postpetition interest. Holders of claims in Class 5 (Intercompany Claims), Class 6 (Subordinated Claims) and Class 7 (Interests) will not receive or retain any property or interest in property under the Plan, provided however, that in the event that holders of claims on account of the 2016 Notes and holders of general unsecured claims receive a 100% recovery (including all accrued but unpaid postpetition interest) pursuant to the Plan, and all wind-down costs of the Chapter 11 Cases are satisfied, then the Company’s equity securityholders shall be entitled to any residual recovery pursuant to certain procedures set forth in the Plan, and holders of allowed subordinated claims shall be entitled to a distribution pari passu with any such distribution to the Company’s equity securityholders. The Debtors do not anticipate that there will be any residual recovery for the Company’s equity securityholders. Holders of claims in Class 8 (Unimpaired Intercompany Interests) shall have their claims reinstated and rendered unimpaired in accordance with section 1124 of the Bankruptcy Code on the Effective Date.

On the Effective Date and pursuant to the Plan and Confirmation Order, (a) the members of the boards of directors of the Debtors will be deemed to have resigned and (b) the Debtors shall continue to exist as the Liquidating Debtors after the Effective Date in accordance with the laws of the State of Delaware and pursuant to their respective certificates of incorporation, by-laws, articles of formation, operating agreements, and other organizational documents in effect prior to the Effective Date, except to the extent such organizational documents are amended under the Plan, for the limited purposes of liquidating all of the assets of the Estates and making Distributions in accordance with the Plan. On December 31, 2015, and without further order of the Bankruptcy Court, Dendreon Holdings, LLC, Dendreon Distribution, LLC and Dendreon Manufacturing, LLC shall be deemed merged with and into the Company, without the necessity of any other or further actions to be taken by or on behalf of the Debtors or payments to be made in connection therewith.

The Plan also provides for certain releases, exculpation and injunction provisions as set forth in Article X of the Plan.

A copy of the Confirmation Order, including the Plan, is attached hereto as Exhibit 99.1, and is incorporated herein by reference. The Plan is not yet effective. In accordance with the Plan, the Plan will become effective upon the satisfaction or waiver of certain conditions precedent. The Company currently anticipates that the Effective Date of the Plan will occur on June 10, 2015.

Cautionary Statements Regarding the Chapter 11 Cases

The Company’s securityholders are cautioned that trading in the Company’s securities during the pendency of the Chapter 11 Cases will be highly speculative and will pose substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities. The Bankruptcy Court has entered an order that places limitations on trading in the Company’s common stock, including options and certain other rights to acquire common stock, and certain instruments convertible into common stock, during the pendency of the bankruptcy proceedings.

The Plan provides that, unless certain conditions as set forth in the Plan are satisfied, the holders of the Company’s capital stock will receive no distribution on account of their interests and such interests shall be cancelled.

Cautionary Statement Regarding Forward-Looking Statements

Certain information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto (collectively, this “Current Report”) may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that are not statements of historical fact, including estimates, projections, future trends and the outcome of events that have not yet occurred referenced in this Current Report should be considered forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “predict,” “will,” “would,” “could,” “should,” “target” and similar expressions are often used to identify forward-looking statements. Actual results or events could differ materially from those indicated in forward-looking statements as a result of risks and uncertainties, including,

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among others, the potential adverse impact of the Chapter 11 Cases on the Company’s liquidity or results of operations, changes in the Company’s ability to meet financial obligations during the Chapter 11 process or to maintain contracts that are critical to the Company’s wind-down of its affairs, the outcome or timing of the Chapter 11 process, the effect of the Chapter 11 Cases or the Sale Transaction on the Company’s relationships with third parties, regulatory authorities and employees in connection with the Company’s wind-down of its affairs, proceedings that may be brought by third parties in connection with the Chapter 11 process, the ability of the Company to fund the wind-down of its affairs and the timing or amount of any distributions to the Company’s stakeholders. For a discussion of some of the additional risks and important factors that the Company believes could cause actual results or events to differ from the forward-looking statements that it makes, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014. In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results or events to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this Current Report. Any forward-looking statements speak only as of the date of this Current Report. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Cautionary Statement Regarding the Disclosure Package

The Company cautions investors not to place undue reliance upon the information contained in the Plan and the related schedules (collectively the “Disclosure Package”). The Disclosure Package was not audited or reviewed by independent accountants, will not be subject to audit or review by the Company’s external auditors at any time in the future, is in a format consistent with applicable bankruptcy laws, and is subject to future adjustment and reconciliation. There can be no assurances that, from the perspective of an investor or potential investor in the Company’s securities, the Disclosure Package is accurate or complete.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 (including Exhibit 99.1) of this Current Report is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing. The filing of this Current Report will not be deemed an admission as to the materiality of any information required to be disclosed solely by Regulation FD.

Additional Information Regarding the Chapter 11 Cases

Information about the Chapter 11 process, as well as court filings and other documents related to the reorganization proceedings, is available through the Company’s claims agent, Prime Clerk, at https://cases.primeclerk.com/dendreon or 844-794-3479. Information contained on, or that can be accessed through, such web site or the Bankruptcy Court’s web site is not part of this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

99.1	Confirmation Order of the United States Bankruptcy Court for the District of Delaware, dated June 2, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

Date: June 3, 2015	By:	/s/ Robert L. Crotty
		Name:	Robert L. Crotty
		Title:	President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Confirmation Order of the United States Bankruptcy Court for the District of Delaware, dated June 2, 2015.